As filed with the Securities and Exchange Commission on October 12, 2007

Registration No. 333-144984

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-4
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

BANNER CORPORATION

(Exact name of registrant as specified in its charter)

Washington	6022	91-1691604
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10 South First Avenue
Walla Walla, Washington 99362
(509) 527-3636

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Albert H. Marshall, Vice President
Banner Corporation
10 South First Avenue
Walla Walla, Washington 99362
(509) 527-3636

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicholas G. Demmo, Esq.	Peter A. Spadoni, Esq.
Wachtell, Lipton, Rosen & Katz	Jeffers, Danielson, Sonn & Aylward, P.S.
51 West 52nd Street	2600 Chester Kimm Road
New York, New York 10019	Wenatchee, WA 98801
Telephone: (212) 403-1000	Telephone: (509) 662-3685
Facsimile: (212) 403-2000	Fax: (509) 662-2452

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement and the effective time of the merger described herein.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒

EXPLANATORY NOTE

This Post-effective Amendment No. 1 to Banner Corporation’s Registration Statement on Form S-4 (Registration No. 333-144984) originally filed with the Securities and Exchange Commission on July 31, 2007, as amended by Amendment No. 1, filed August 21, 2007, is being filed for the sole purpose of amending the exhibit index to include Exhibits No. 8.2 and 8.3 filed herewith.

ITEM 21.         EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) The following exhibits are filed herewith unless otherwise indicated:

EXHIBIT NO.	DESCRIPTION

2.1*

Agreement and Plan of Merger, dated as of June 27, 2007, by and among Banner Corporation, Banner Bank and NCW Community Bank (attached as Annex A to the proxy statement/prospectus contained in this registration statement). Schedules to this Exhibit have not been filed; upon request, Banner will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule.

3.1	Articles of Incorporation (incorporated by reference from Exhibit B of Banner’s Proxy Statement for the Annual Meeting of Shareholders dated June 10, 1998).
3.2	Bylaws (incorporated by reference from Exhibit 3.2 of Banner’s Current Report on Form 8-K dated July 24, 1998).
5.1*	Opinion of Wachtell, Lipton, Rosen & Katz regarding the validity of the Banner common stock registered hereunder.
8.1*	Opinion of Wachtell, Lipton, Rosen & Katz.
8.2	Opinion of Wachtell, Lipton, Rosen & Katz.
8.3	Opinion of Jeffers, Danielson, Sonn & Aylward, P.S.
23.1*	Consent of Moss Adams LLP, Independent Reregistered Public Accounting Firm.
23.2*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
23.3*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1).
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2).
23.5	Consent of Jeffers, Danielson, Sonn & Aylward, P.S.
24.1*	Powers of Attorney.
99.1*	Form of NCW Proxy Card.
99.2*	Consent of McAdams Wright Ragen, Inc.

* Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Banner Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Walla Walla, State of Washington, on October 12, 2007.

BANNER CORPORATION

By:           /s/ Lloyd W. Baker
Name:     Lloyd W. Baker
Title:       Executive Vice President and
                Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

*	President & Chief Executive Officer
D. Michael Jones	(Principal Executive Officer)

*	Director
Robert D. Adams

*	Director
Gordon E. Budke

*	Director
David B. Casper

*	Director
Edward L. Epstein

*	Director
Jesse G. Foster

*	Director
David A. Klaue

*	Director
Constance H. Kravas

*	Director
Robert J. Lane

*	Director
John R. Layman

*	Director
Dean W. Mitchell

*	Director
Brent A. Orrico

*	Director
Wilber Pribilsky

*	Director
Gary Sirmon

*	Director
Michael M. Smith

* By: /s/ Lloyd W. Baker Lloyd W. Baker Attorney-in-Fact		October 12, 2007

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

2.1*

Agreement and Plan of Merger, dated as of June 27, 2007, by and among Banner Corporation, Banner Bank and NCW Community Bank (attached as Annex A to the proxy statement/prospectus contained in this registration statement). Schedules to this Exhibit have not been filed; upon request, Banner will furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedule.

3.1	Articles of Incorporation (incorporated by reference from Exhibit B of Banner’s Proxy Statement for the Annual Meeting of Shareholders dated June 10, 1998).
3.2	Bylaws (incorporated by reference from Exhibit 3.2 of Banner’s Current Report on Form 8-K dated July 24, 1998).
5.1*	Opinion of Wachtell, Lipton, Rosen & Katz regarding the validity of the Banner common stock registered hereunder.
8.1*	Opinion of Wachtell, Lipton, Rosen & Katz.
8.2	Opinion of Wachtell, Lipton, Rosen & Katz.
8.3	Opinion of Jeffers, Danielson, Sonn & Aylward, P.S.
23.1*	Consent of Moss Adams LLP, Independent Reregistered Public Accounting Firm.
23.2*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 5.1).
23.3*	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.1).
23.4	Consent of Wachtell, Lipton, Rosen & Katz (included in Exhibit 8.2).
23.5	Consent of Jeffers, Danielson, Sonn & Aylward, P.S.
24.1*	Powers of Attorney.
99.1*	Form of NCW Proxy Card.
99.2*	Consent of McAdams Wright Ragen, Inc.

* Previously filed.